WACHOVIA 8739 Research Drive

SECURITIES Charlotte, NC

Wachovia Securities is the trade name under which Wachovia Corporation conducts its investment banking, capital markets and institutional securities business through First Union Securities, Inc. ("FUSI"1, member NYSE, NASD, SIPC, and through other bank and non-bank and broker-dealer subsidiaries of Wachovia Corporation including Wachovia Bank NA and First Union National Bank.

OFFICER'S CERTIFICATE

Reference is hereby made to that certain Pooling and Servicing Agreement dated as of May 11, 2000, by and among Structured Asset Securities Corporation as Depositor, First Union National Bank as Master Servicer, ORIX Real Estate Capital Markets LLC as Special Servicer, LaSalle Bank National Association as Trustee, and ABN AMRO Bank N.V. as Fiscal Agent with respect to Commercial Mortgage Pass-Through Certificates, Series 2001-C2 (the "Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.

Pursuant to Section 3.13 of this Agreement, Timothy S. Ryan and Clyde M. Alexander, Vice Presidents of the Master Servicer, do hereby certify that:

1. A review of the activities of the Master Servicer during the period from May 24, 2001 through December 31, 2001 and of its performance under the Agreement during such period has been made under our supervision; and

2. To the best of our knowledge, based on such review, the Master Servicer has fulfilled all of its material obligations under the Agreement in all material respects throughout the period May 24, 2001 through December 31, 2001; and

3. The Master Servicer has received no notice regarding qualification, or challenging the status, of any REMIC Pool as a REMIC or the Grantor Trust as a grantor trust, from the IRS or any other governmental agency or body.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 7th day of March, 2002.

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Timothy S. Ryan, Vice President

First Union National Bank

Clyde M. Alexander, Vice President

First Union National Bank